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REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
The Board of Directors and Stockholders
Kemper Corporation:

We have audited the consolidated balance sheet of Kemper Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994. In connection with our audits of the consolidated financial statements, we have also audited the supplementary schedules as listed in the accompanying index. These consolidated financial statements and supplementary schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and supplementary schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kemper Corporation and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles. Also in our opinion, the related supplementary schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in the notes to the consolidated financial statements, effective January 1, 1994, the Company changed its method of accounting for investment securities to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards ("SFAS") 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. Also, as discussed in the notes, effective January 1, 1993, the Company changed its method of accounting for impairment of loans receivable to adopt the provisions of SFAS 114, ACCOUNTING BY CREDITORS FOR IMPAIRMENT OF A LOAN, and changed its method of accounting for income taxes to adopt the provisions of SFAS 109, ACCOUNTING FOR INCOME TAXES. Further, as discussed in the notes, the Company adopted the provisions of SFAS 106, EMPLOYERS' ACCOUNTING FOR POSTRETIREMENT BENEFITS OTHER THAN PENSIONS in 1992.

                                      KPMG PEAT MARWICK LLP

Chicago, Illinois
March 3, 1995